Exhibit 99.1

TRUSTEE’S FINAL DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Series 2001-27

*CUSIP: 21988G650 Class A-1
21988GAZ9 Class A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending September 30, 2014.

INTEREST ACCOUNT

Balance as of April 15, 2014	$0.00
Scheduled Income received on securities	$0.00
Unscheduled Income received on securities	$0.00
Interest portion of September 30, 2014 Call Price received September 30, 2014 upon exercise of Call Warrants by certain of the holders thereof	$1,546,874.23
LESS:
Distribution to Class A-1 Holders	-$1,546,874.23
Distribution to Class A-2 Holders	$0.00
Distribution to Depositor	$0.00
Distribution to Trustee	$0.00
Balance as of September 30, 2014	$0.00

PRINCIPAL ACCOUNT

Balance as of April 15, 2014	$0.00
Scheduled Principal received on securities	$0.00
Principal portion of September 30, 2014 Call Price received September 30, 2014 upon exercise of Call Warrants by certain of the holders thereof	$39,895,548.00
LESS:
Distribution of principal to Class A-1 Holders on September 30, 2014	-$38,028,150.00
Distribution of principal to Class A-2 Holders on September 30, 2014	-$1,867,398.00
Distribution of $45,000,000 principal amount of underlying securities to certain Call Warrants Holders on September 30, 2014	-$0.00
Balance as of September 30, 2014	$0.00

UNDERLYING SECURITIES HELD AS OF September 30, 2014

Principal Amount	Title of Security
$0.00	Royal Caribbean Cruises Ltd. 7.50% Senior Debentures due October 15, 2027
*CUSIP: 780153AG7

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.

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